                                  EXHIBIT 21.1


                                  SUBSIDIARIES



                NAME                             STATE OF INCORPORATION
                ----                             ----------------------
         Willey Brothers, Inc.                        New Hampshire

         iMapData.com, Inc.                           Delaware